Exhibit 99.2

Tidewater Inc.

Pierre Conner (Capital One/Southcoast)All right. We’ll continue on. So, very pleased to have kicking off after the break here a presentation from Tidewater. Tidewater, as you know, is the largest oil field services support vessel company in the world, over 350 vessels. They have been transforming the business over the last several years, particularly since Dean has been in charge.

I’m very pleased to have Dean Taylor, the Chairman, President, and CEO, as well as, Joe Bennett, Executive Vice President and Chief Investor Relations Officer, to speak with us. We’ll do about 20 minutes in here, as typical, and then, 40 minutes available in the breakout session.

So, Dean, very pleased that you are here. Thank you so much.

Dean Taylor

Good to be here and thank you very much for your interest in our company. Our lawyers are at work. We’ll make some forward-looking statements today. Not guaranteed to be accurate, but hopefully so. Hopefully they will be accurate, but no guarantees.

With that, I’ll get into the things that we’d like you to take away from our presentation today. We have a culture of safety and operating excellence that we think is not equaled by any of our competitors. We believe that the macro picture worldwide of working rigs is improving significantly. Tidewater has a history of earnings growth and solid returns. Certainly, we are part of a cycle like all the other oil service companies, but through the cycle, we think that we are giving our investors better opportunities for our higher highs and higher lows through the cycle.

We do have an unmatched scale and scope of operations worldwide. We’re not just a regional player. We are a worldwide player in the services that we provide our customers.

We have the world’s largest and newest fleet that will provide the basis for continued earnings growth through time. You hear a lot of people talk about they have a new fleet, but we’ve got a fleet that is larger than anybody else’s new fleet and ur new fleet is larger than everybody else’s new fleet. That is something that we would ask you to take away from our presentation today.

And finally, we’ve done a recapitalization of the business over the last ten years, but while we’ve done it, we’ve maintained a strong balance sheet that will allow us to continue to act on available opportunities and weather additional cycles when they present themselves.

We have a safety record that rivals all of our customers and competitors. The offshore industry is frequently referred to, I think mistakenly, as a dangerous industry. It’s not dangerous; it’s a risky business. The key is to mitigate the risks.

And we compare it internally and externally to holding the head of the snake. You can do it. You can do it safely, but you are dealing with the snake all the time. The minute you take your attention from the task at hand, the snake will bite you. Certainly, that is what occurred industry-wide in April 2010. The snake was turned loose. The snake bit, and the industry has paid for it dearly since then.

What we tell our crews is that we go to bed with this snake every night. We wake up and eat breakfast with it in the morning. We go to work with it at 8:00 in the morning. At lunch time, we go to lunch with the snake. In the evening, we go to dinner with the snake. We go to bed, and we are still holding the snake. You have to hold the snake 24 hours a day. It’s a task that you can’t turn loose for a second. Or if you do, the consequences are serious.

This is our safety record compared to Exxon Mobil, Dow Chemical, and Chevron, all acknowledged leader in safety efforts. And our safety record compares very well to all of theirs.

I spoke earlier that the macro picture looks good for the business, and we think it looks very good. In fact, there are more rigs working today than there were in the peak of the market in 2008. The prospects are that dynamic will continue well into the future, that there will be more rigs working than there were in the height of the market in 2008. We think that bodes very well for us because our activity eventually gets to be supporting the rigs that are working.

The other macro item that we think is very important for the overall evaluation of our opportunity set is that there are roughly 700 ships in the worldwide marketplace that are 25 years old or older. We think within 3 to 4 years, all of these ships will exit from the marketplace, unless the market is very, very strong, in which case some of them will stay. But if the market is very, very strong, all the investments that we’ve made over the last 10 years will be producing really big dividends for our shareholders.

I spoke about the history of earnings growth and solid through-cycle returns. This is a picture of a cycle from 2004 to 2011. You can see that we think that Fiscal 2011 was the low point of the next cycle. You can see that our earnings are roughly double where they were at the last bottom of the last cycle. So, we think that, as I said earlier, we are going to have higher lows and higher highs through the cycle because of the investments that we’ve wisely made over the last 10 years.

This is our global footprint. Our largest area of operations is sub-Saharan Africa and Europe where we have 125 vessels or roughly 48% of our units. Our next largest area is the Americas. We have 66 units, roughly 25% of our units. In the Middle East and North Africa, we have 37 units, roughly 14% of our fleet. In the Asia Pacific, roughly 12% of our fleet at 32 units.

At this point, Joe will come up if we can get the slide to advance to give the financial portion of the presentation. Joe?

Joe Bennett

Thank you, Dean. Pierre, thanks again for the invite. Always a pleasure to be here. Dean’s right. I’ll try to keep with this pace and get through the remainder of the slides.

Anyone that has followed Tidewater recently and over the past five to ten years know we ‘ve had our head down operating our boats, but probably more important, investing in our own business. And you’ll see a slide in a second of our capital allocation, but everyone knows when Dean took over 10 or so years ago, he inherited a fleet of 500 aging boats. They weren’t old at that time.

They averaged about 18 years old, but we knew that they were aging. And really we had to keep our head down and either go out of business, if we didn’t replace the vessels and the earnings capacity of that fleet that we knew was going away, or we were going to spend a lot of money and time replacing those boats, and that’s what we did.

So the report card from when we began this process in January of 2000. So over this 11 or so year period, 260 new vessels have been added or committed to add to our fleet that total, call it $4 billion. We have already spent about $3.5 billion of that amount already, so in round numbers, about a $0.5 billion of yet to be paid commitments on the 40 boats. Before I move on, the average age of this new equipment, and in our fleet and operational today, or at the end of September, were 201 new boats. Dean talked about how large a fleet of new boats we have compared to any competitor. Those 200 stack up very well to anybody that you’d like to compare it to. And the average age of that new fleet alone is five years.

Of that 262 number that you just saw on the slide, 40 are still under construction, or were as of September 30th, with a delivery schedule estimated, at that time, to be 20 more, so a big slug of vessels being delivered into our fleet in the December and March quarters. We have a March fiscal year end, so 20 the remainder of this year estimated, and 20 thereafter, most of which, next year in fiscal ’13, expected 13 more. And the CapEx that goes along with that, again about $0.5 billion, of which $300 million was due, again, during this current remaining fiscal year, so the six-month period of October through March. So again, a big slug that needs to be paid during that period of time.

People have questioned us on our ability to pull off a merger, and they are absolutely right that it has been a good 13 or 14 years since we did any kind of merger or acquisition that was a big, decent-sized acquisition. What we have elected to do over the past primarily two to three years during the downturn of the market, when ship prices went down, is we took advantage of it in one’s and two’s at a time.

And that’s what this slide depicts. This is two years plus, I think, two and a quarter years of the successes that we’ve had in each individual quarter of gaining commitments to primarily purchases of someone else’s brand new equipment. So we haven’t added much to the worldwide order book, a little bit of that mixed in, but these are 53 boats. So think about our competitive landscape and how many other operators have 50 boats in their fleet? Not many.

So we’ve acquired 53, some of which are still due out. Some are part of that 40 you just saw in the preceding slide, but 53 acquisitions, totaling about $1 billion over just the last two and a quarter years. And it’s a mixture of types of boats; you see them listed there. Primarily, the emphasis during this timeframe, deepwater PSV’s, shallow water towing supply vessels. So deepwater PSV’s for the floater market, and shallow water towing supply vessels for the jack-up support around the globe.

Capital allocation, it’s on everybody’s mind. Not just what we have done thus far, but where we think we are going from here. This shows that same period of time, and the blue part is our (think that is coming out blue) CapEx and what we have spent over time. The gold or green shaded is our dividend. We have one of the top dividend yields in the space, about a 2% yield currently, and during certain times share repurchases. And you see that primarily, frankly, at the peak of the market, the fiscal ’06, ’07, ’08, ’09 period where we bought back about $0.5 billion worth of our stock because frankly the pricing of ships got too expensive for our liking. So we pulled back, not off, but back on our CapEx program and returned value to the shareholders during that time frame.

The line is our cash flow from operations, so you can see on this line at times in certain years, we spent more than what we generated, in other years the opposite. But if you take a step back and look at our cash flow from operations over this extended period of time shown here, plus what we have made off of the dispositions of our old equipment.

And people kind of forget about what kind of tremendous cash flow has come from us selling boats outside of our market, mostly to the fishing and crabbing industry and places like that–that over this time frame has totaled $4.1 billion cash flow from operations and our dispositions, $4.1 billion. And you remember we just said that we’ve spent about $3.5 billion, so we’ve provided the replacement of our fleet all from internal cash flows. And if you wanted to equate the little bit of debt that you’ll see on our balance sheet in a second, it theoretically could be attributed to the dividends and the share repurchases. We don’t necessarily look at it that way, but that’s how you could compare it.

We’ve done some financings recently. Again, because of our desire to take advantage of the market for less expensive ships, we’ve needed a little bit of debt, and certainly, had the balance sheet at the beginning of this time. Again, when Dean took over, no debt. And we went for a large period of time, five, six, seven years with no debt on the balance sheet. Well, we did two private placement debts last year, almost $600 million, 8.5 years currently to maturity on that on average. And the best part is a coupon of about 4.3%. and we stack those type of unsecured debt with anyone certainly in our space and in oil service businesses, putting your balance sheet to work for you in a positive way.

In addition, we also redid our credit facilities, which was a revolver, for $450 million. It currently is in place, totally undrawn. And as part of that, tacked on a term loan component, which is undrawn and needs to be drawn by the end of January, so in a month or two, for $125 million. Again, at very good rates, with very little still left maturities of older debt that need to be paid, so we’re in great shape from a balance sheet standpoint.

Here’s a quick glimpse of the balance sheet. $300 million at the end of September of cash, debt of $825 million. That’s the private placements from last year, and the earlier private placement we did back about six or seven years ago, which will come due over the next two to three years. We have a net debt to net capital of only 17% and total debt to capital of about 25%. We still have room to grow.

This structure here provides about $900 million of current liquidity. That’s our revolver, the term loan, and the cash on the balance sheet, so we still are well geared to take advantage of opportunities that we still see in the marketplace–that are getting a little slimmer, to be perfectly honest to pick up new equipment by speculators or other people that are in a bit of trouble. But we still have the opportunity to do that.

We kind of finalize, and have for a year or so now, with our somewhat infamous Coil Spring slide. And this is just meant to show some earnings sensitivities of our new fleet only. The reason we put this slide together initially was people were still thinking of Tidewater as an old fleet operator, old boat operator, and ‘Boy, you are going to lose a lot of earnings related to that old fleet as it goes away.’ And guys, we are not earning that much off of that old fleet. We currently are down to only 60 old boats operational in our fleet, only 60. And we think that in the next year or two those will largely be gone.

So the sensitivity here and the reason you see fiscal 2014 at the top of the slide, is not to try to predict what earnings may be in 2014, but in this slide and these scenarios that will pop up in a second is that all the old boats are gone, totally out of our fleet in this sensitivity and this is only the new boats. And that new boat assumption, if you can see at the bottom, the 201 boats that are already in our fleet that our new, the 40 that are under construction that you saw in a previous slide and I’m making an assumption we pick up 20 more a year on top of that. And that’s a pure assumption. We have no commitments for that, but it would be our desire, if we get the right pricing and the right boats that we could add a little more. So these are 270 new boats in our fleet at the time.

The first scenario given is if we repeat exactly what our day rates, utilization, and operating margin is today, still at the kind of the bottom of the market, then we would earn about $3 a share off of this new fleet. If we just slightly improve the utilization to 85%, and we bump the day rate by just 10%, and these are arbitrary figures for the sensitivity, just to show the financial leverage here, we quickly go to $5-plus of earnings per share. And if you ratchet it up to 90% utilization, which we would suggest is full utilization of a fleet, and just bump the day rates by 10% more, I still haven’t gotten that $ 17,170 average day rate of the new fleet, it still has not gotten to what we have done in the past at the peak of the market.

And frankly, this fleet is a much better fleet than the new fleet was three or four years ago, when we did those types of earnings. And the operating margin that goes along with this is only about 55%, in this $8.70 earnings per share, where we maxed out at the peak at 62% operating margin. Now, whether we can repeat that or not will be left to be seen.

So, this is not meant to depict a peak scenario. We think peak is well in advance of this $8.70. For people interested in cash flow/EBITDA numbers, there’s the commensurate numbers that go along with those earnings per share, so we get to a nice level of cash flows, hopefully $700 million-plus as this market recovers and we get this type of day rate and utilization improvement.

We finish all of our slides with this. It’s a long-term strategy of Tidewater, creating long-term shareholder value based on delivering results. You saw Dean’s slide earlier showing the ups and downs of our earnings, but consistently showing earnings throughout that period, maintaining our financial strength. We’ve kept the balance sheet clean enough, and an approach of EVA, economic value added, which is a concentration on return on capital. So, when people ask us what kind of fleet size we want to get to, our answer is it depends upon what the returns are. So with that, Pierre, we may have a minute or two, and we can answer some questions, if you’d like or go to the breakout? Great. Thank you.

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